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                                                                   Exhibit 10(i)

                       [THE SCOTCREST GROUP
                               INCORPORATED LETTERHEAD]




                                          May 16, 1995



Cincinnati Microwave, Inc.
One Microwave Plaza
Cincinnati, Ohio 45249

Attention:  Gilbert Wachsman
            Chairman, Compensation Committee

       Re:  Extention of Engagement of Services
            -----------------------------------

        This letter will confirm that Cincinnati Microwave, Inc. (the "Company" or "CNMW") will continue to engage The Scotcrest Group, Inc., ("Scotcrest") to provide Executive Services as previously defined and agreed to in the letter of Engagement of Services dated March 25, 1991 ("Original Agreement"). All of the terms and conditions of the Original Agreement shall continue except as provided below.

        In order to induce Scotcrest to extend its Original Agreement to provide Executive Services:

(1) CNMW shall increase the daily fee for the services of Jacques Robinson to $1,800 per day, effective May 15, 1995.

(2) CNMW shall grant Scotcrest an option to purchase 150,000 shares of common stock of the Company at $12.25 per share. This option shall vest at the rate of 37,500 shares per year (on May 15 of 1996, 1997, 1998 and 1999) and the option shall expire on May 15, 2005.

(3) CNMW shall pay Scotcrest a cash incentive bonus for 1995 results of the Company as follows: (a) $100,000 for achievement of a reported net income amount for 1995 determined by the Compensation Committee (the "goal") plus (b) an amount equal to 4% of reported net income in excess of the goal. There will be no incentive bonus paid for any results that fail to produce the goal in 1995.





101 First Street, Suite 434, Los Altos, CA 94022 Tel: (415) 949-4067.  Fax:
(415) 949-0434



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Cincinnati Microwave, Inc.
May 16, 1995
Page Two



        If the foregoing is acceptable, please indicate by countersigning this letter where indicated.

                                              Very truly yours,
                                              THE SCOTCREST GROUP, INC.



                                               By: /s/ Jacques Robinson
                                                  ----------------------------
                                                    Jacques A. Robinson
                                                    President & CEO


The foregoing is hereby agreed:
CINCINNATI MICROWAVE, INC.



By: /s/ Gilbert Wachsman
   ----------------------------
     Gilbert Wachsman
     Chairman, Compensation Committee of
     the Board of Directors



cc:  Neil Ganulin, Frost & Jacobs
     Charles Fullgraf
     Joseph O'Donnell
     Erika Williams